

<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the balance sheet of CNL Income Fund II, Ltd. at March 31, 1998, and its statement of income for the three months then ended and is qualified in its entirety by reference to the Form 10Q of CNL Income Fund II, Ltd. for the three months ended March 31,
1998.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                       2,114,200<F2>
<SECURITIES>                                         0
<RECEIVABLES>                                  117,822
<ALLOWANCES>                                    80,816
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                      16,466,663
<DEPRECIATION>                               3,384,411
<TOTAL-ASSETS>                              19,825,331
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  17,840,542
<TOTAL-LIABILITY-AND-EQUITY>                19,825,331
<SALES>                                              0
<TOTAL-REVENUES>                               455,774
<CGS>                                                0
<TOTAL-COSTS>                                  133,519
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                386,521
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            386,521
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   386,521
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F2>Cash balance includes $1,044,425 in restricted cash.
<F1>Due to the nature of its industry, CNL Income Fund II, Ltd has an unclassified balance sheet; therefore, no values are shown above for current and current liabilities.


